Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 8, 2019, relating to the consolidated financial statements as of and for the years ended December 31, 2018 and 2017 of Communications Systems, Inc. and subsidiaries (the “Company”) appearing in the Company’s Annual Report on Form 10-K year ended December 31, 2018.

/s/ Baker Tilly Virchow Krause, LLP

Minneapolis, Minnesota

Baker Tilly Virchow Krause, LLP

May 22, 2019